Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Restaurant Brands International Inc. of our report dated February 25, 2014 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Tim Hortons Inc, which appears in Tim Hortons Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

December 3, 2015